Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of AC Immune SA of our report dated March 21, 2019 relating to the financial statements, which appears in AC Immune SA’s Annual Report on Form 20-F for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers SA

Lausanne, Switzerland
August 5, 2019